UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 4, 2026
Date of Report (Date of earliest event reported)
InTest Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36117	22-2370659
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)
  (856) 505-8800
(Registrant's Telephone Number, including area code)
  N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of InTest Corporation (the “Company”) determined that the base salary of the Company’s President and Chief Executive Officer, Richard N. Grant, Jr. (the “CEO”), and Chief Financial Officer, Treasurer and Secretary, Duncan Gilmour (the “CFO,” together with the CEO, the “Executive Officers”) will remain at their 2025 amounts of $428,915 and $282,500, respectively. Furthermore, the Committee approved short-term performance bonus payment target percentages for 2026 equal to 85% of base salary for Mr. Grant and 65% of base salary for Mr. Gilmour where the bonus amount may range from zero to an amount that may exceed the target percentages based on the achievement of the established performance criteria for 2026. In addition, the Committee approved long term incentive awards with a grant date fair value equal to $600,000 for Mr. Grant and $250,000 for Mr. Gilmour, with the grant date fair value allocated in equal thirds to: (1) a 4-year time-vesting award, (2) a 3-year performance-vesting award, and (3) an award of stock options. The equity awards granted pursuant to the long-term incentive awards will have a grant date as of the close of business on the second business day following the filing of the Company’s 10-K for the 2025 fiscal year (the “Grant Date”). The time-vested awards will vest in equal annual increments over four years, the performance-vested awards will vest on the third anniversary of the Grant Date (subject to the performance metrics set forth below) and the stock option awards will vest in equal annual increments over four years. The performance vesting grant may result in a payout range from zero to an amount that may exceed the target percentages based on the achievement of the established performance criteria for the period ending December 31, 2028. The number of shares underlying each award and the exercise price of the stock options will be based on the closing price of the Company’s stock on the Grant Date using a Black-Scholes valuation model.
The performance metric used for the shares of performance-vested restricted stock shall be the Company’s enterprise value, defined as (the sum of the Company’s market cap, short-term debt, long-term debt and preferred stock (if any)) minus (the sum of cash, cash equivalents, restricted cash and short term investment), all as of December 31, 2028, as determined by the Committee.
All equity awards described in Item 5.02 are subject to the terms of the inTEST Corporation 2023 Stock Incentive Plan, as amended, and the Company’s standard forms of award agreements, which have been filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InTest CORPORATION

By:	/s/ Duncan Gilmour
Duncan Gilmour
Chief Financial Officer, Treasurer and Secretary
Date:   March 6, 2026